Exhibit 32

SECTION 906 CERTIFICATIONS OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF
R-TEC HOLDING, INC.

We are providing this Certificate pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C., Section 1350. It accompanies R-Tec Holding’s annual report on Form 10-KSB for the year ended December 31, 2003.

I, Michael T. Montgomery, R-Tec Holding’s Interim President and Chief Executive Officer, and Chief Financial Officer, certify that:

i)	The Form 10-KSB fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d))); and

ii)	The information contained in the Form 10-KSB fairly presents, in all material respects, R-Tec Holding’s financial condition and results of operations.

/s/ Michael T. Montgomery

Michael T. Montgomery Interim President and CEO Chief Financial Officer

Dated: May 7, 2004